UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

Horizon Global Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Big Beaver Road, Suite 555 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 593-8820

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Loan Agreement

On October 4, 2016, Horizon Global Corporation (the “Company”) entered into the Waiver and First Amendment to Amended and Restated Loan Agreement (the “Amendment”) with Bank of America, N.A. (“BofA”), as administrative agent, and the other institutions named on the signature pages thereto, to amend the Amended and Restated Loan Agreement, dated as of December 22, 2015 (the “Loan Agreement”), by and among the Company, Cequent Performance Products, Inc., Cequent Consumer Products, Inc., Cequent UK Limited, Cequent Towing Products of Canada Ltd., each as a borrower, the other parties thereto, BofA, as administrative agent, and the other lenders that are parties thereto. The Amendment, among other things, (i) amended the Loan Agreement to (a) provide for an incremental revolving facility in an aggregate principal amount of $25,000,000 and (b) modify the calculation of Consolidated EBITDA (as defined in the Loan Agreement) to include certain adjustments related to certain acquisitions and (ii) waived the requirement of joining certain subsidiaries acquired pursuant to the Share Purchase Agreement (as defined below) to certain Loan Documents (as defined in the Loan Agreement) as otherwise required by the Loan Agreement.

Certain lenders and agents that are parties to the Amendment have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Amendment to Term Loan Credit Agreement

As previously disclosed in the Company’s Current Report on Form 8-K, filed on September 23, 2016, the Company entered into the First Amendment to Credit Agreement, dated as of September 19, 2016 (the “Term Loan Amendment”), with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, and the other institutions named on the signature pages thereto, which amended the Term Loan Credit Agreement, dated as of June 30, 2015 (the “Credit Agreement”), by and among the Company, as borrower, JPM, as administrative agent, and the other lenders that are parties thereto. The Term Loan Amendment, among other things, amended the Credit Agreement to provide for incremental term loan commitments in an aggregate principal amount of $152,000,000 (the “Incremental Term Loans”). In connection with the consummation of the acquisition of the Westfalia Group (as defined below), JPM extended the Incremental Term Loans to the Company on October 3, 2016.

Investors’ Rights Agreement

On October 4, 2016, pursuant to the terms of the Share Purchase Agreement, dated as of August 24, 2016 (the “Share Purchase Agreement”), among the Company, its wholly-owned subsidiary, Blitz K16-102 GmbH (now known as, HG Germany Holdings GmbH) (the “Purchaser”), and Parcom Deutschland I GmbH & Co. KG (“Parcom”), Co-Investment Partners Europe L.P., BaryernLB Private Equity GmbH, Walter Gnauert, Dr. Bernd Welzel, Frank Klebedanz, Jürgen Lotter and Westfalia Mitarbeiterbeteiligungs GmbH & Co. KG. (collectively, the “Sellers”), the Company entered into an Investors’ Rights Agreement with Parcom (the “Investors’ Rights Agreement”). The Investors’ Rights Agreement provides for (i) certain registration rights with respect to shares of the Company’s common stock issued as consideration under the Share Purchase Agreement, as described below, (ii) a prohibition on resales of the Company’s common stock by Parcom and certain persons controlled by Parcom for twelve months following the closing date under the Share Purchase Agreement (the “Lock-up Period”), (iii) a limitation that Parcom and certain persons controlled by Parcom will not sell an aggregate of 104,504 or more shares of the Company’s common stock in the six months following the expiration of the Lock-up Period, (iv) a right of first acceptance for the Company if Parcom or certain entities controlled by Parcom intend to sell an aggregate of more than 630,000 shares of the Company’s common stock, (v) standstill provisions prohibiting Parcom and certain persons controlled by Parcom from acquiring voting securities of the Company and engaging in certain other transactions related to the Company for eighteen months following the closing date under the Share Purchase Agreement and (vi) indemnification and other provisions customary for transactions of this type.

The foregoing descriptions are qualified in their entirety by reference to the Amendment, the Term Loan Amendment and the Investors’ Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 4, 2016, the Company completed its previously announced acquisition of Westfalia-Automotive Holding GmbH and TeIJs Holding B.V. (collectively, the “Westfalia Group”) pursuant to the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Company, through the Purchaser, acquired all of the outstanding equity interests of Westfalia Group for consideration of approximately €167 million, which consisted of: (1) a cash payment of approximately €89 million; (2) the issuance to certain of the Sellers of 2,704,310 shares of the Company’s common stock, having an approximate aggregate value of €36 million, in a transaction exempt from registration requirements under Section 4(a)(2) of the Securities Act of 1933; and (3) assumed debt of approximately €42 million.

The Westfalia Group is a leading global towing company. The Company funded the cash payment, as well as the repayment of certain of Westfalia Group’s debt, through a combination of cash on hand and proceeds of the Incremental Term Loans.

The foregoing description is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information.

The Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of August 24, 2016, among Horizon Global Corporation and Blitz K16-102 GmbH and Parcom Deutschland I GmbH & Co. KG, Co-Investment Partners Europe L.P., BaryernLB Private Equity GmbH, Walter Gnauert, Dr. Bernd Welzel, Frank Klebedanz, Jürgen Lotter and Westfalia Mitarbeiterbeteiligungs GmbH & Co. KG.*

10.1	Waiver and First Amendment to Amended and Restated Loan Agreement, dated as of October 4, 2016, to the Amended and Restated Loan Agreement, dated as of December 22, 2015, by and among Horizon Global Corporation, Cequent Performance Products, Inc., Cequent Consumer Products, Inc., Cequent UK Limited, Cequent Towing Products of Canada Ltd., the other parties thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	First Amendment, dated as of September 19, 2016, to the Term Loan Credit Agreement, dated as of June 30, 2015, among Horizon Global Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.3	Investors’ Rights Agreement, dated as of October 4, 2016, by and between Horizon Global Corporation and Parcom Deutschland I GmbH & Co. KG.

*	Annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such annexes, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Global Corporation

By:	/s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Legal Director and Corporate Secretary

October 11, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of August 24, 2016, among Horizon Global Corporation and Blitz K16-102 GmbH and Parcom Deutschland I GmbH & Co. KG, Co-Investment Partners Europe L.P., BaryernLB Private Equity GmbH, Walter Gnauert, Dr. Bernd Welzel, Frank Klebedanz, Jürgen Lotter and Westfalia Mitarbeiterbeteiligungs GmbH & Co. KG.*

10.1	Waiver and First Amendment to Amended and Restated Loan Agreement, dated as of October 4, 2016, to the Amended and Restated Loan Agreement, dated as of December 22, 2015, by and among Horizon Global Corporation, Cequent Performance Products, Inc., Cequent Consumer Products, Inc., Cequent UK Limited, Cequent Towing Products of Canada Ltd., the other parties thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	First Amendment, dated as of September 19, 2016, to the Term Loan Credit Agreement, dated as of June 30, 2015, among Horizon Global Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

10.3	Investors’ Rights Agreement, dated as of October 4, 2016, by and between Horizon Global Corporation and Parcom Deutschland I GmbH & Co. KG.

*	Annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. Horizon Global Corporation agrees to furnish supplementally a copy of such annexes, or any section thereof, to the Securities and Exchange Commission upon request.